Exhibit 99.1

ITW Reports Second Quarter 2022 Results

•Total revenue of $4.0 billion; organic growth of 10%
•GAAP EPS of $2.37 included $(0.15) of EPS headwind from foreign currency translation impact and higher restructuring expenses
•Operating margin of 23.1% included 200 bps of operating leverage offset by (160) bps of price/cost impact and (100) bps of headwind from the MTS acquisition and higher restructuring expenses
•Maintaining full-year 2022 guidance including organic revenue growth of 7% to 10% and record GAAP EPS of $9.00 to $9.40 per share

GLENVIEW, IL., August 2, 2022 - Illinois Tool Works Inc. (NYSE: ITW) today reported its second quarter 2022 results.

“In the current environment, our teams around the world continue to do an exceptional job of demonstrating the power and resilience of the ITW Business Model as evidenced by the more than 10 percent organic growth and 23 percent plus operating margin that they delivered in the second quarter,” said E. Scott Santi, Chairman and Chief Executive Officer. “Across the company we continue to leverage our 80/20 front-to-back driven operational capabilities to support our customers and execute our “Win the Recovery” strategy to accelerate profitable market penetration and organic growth across our portfolio. Looking ahead at the remainder of 2022, based on our first half results and current levels of demand, we are maintaining our current guidance for full-year 2022, including organic growth of 8.5 percent and record GAAP EPS of $9.20 at their respective mid-points. While the near-term environment has its challenges, we remain focused on delivering differentiated service to our customers, top-tier financial performance for our shareholders, and continued progress on our path to ITW’s full potential performance.”

Second Quarter 2022 Results
Second quarter revenue of $4.0 billion increased nine percent with organic revenue growth of 10 percent. The acquisition of MTS contributed three percent to revenue. Unfavorable foreign currency translation reduced revenue by four percent. Six of seven segments delivered positive organic growth in the quarter, led by Food Equipment up 25 percent, Welding up 22 percent, Construction Products up 15 percent, Polymers & Fluids up 10 percent, Automotive OEM up six percent, and Test & Measurement and Electronics up one percent due to a difficult year-over-year comparison. Specialty Products organic revenue was down less than two percent. On a geographic basis, organic growth was 14 percent in North America, 6 percent in Europe, and 3 percent in Asia Pacific.

GAAP EPS was $2.37 and included $(0.05) of higher restructuring expenses related to 80/20 front-to-back projects, $(0.10) of unfavorable foreign currency translation, and a $0.16 one-time tax benefit related to the routine resolution of a U.S. tax audit. As a reminder, GAAP EPS of $2.45 in the second quarter of 2021 included a $0.35 one-time tax benefit. Operating margin was 24.1 percent excluding margin dilution impacts of (50) basis points each from the MTS acquisition and higher restructuring expenses. Enterprise initiatives contributed 90 basis points. Price/cost margin dilution impact moderated in the second quarter to (160) basis points compared to (250) basis points in the first quarter of 2022. Operating cash flow was $501 million, and free cash flow was $420 million with a conversion rate of 57 percent. The reported tax rate for the second quarter was 18.3 percent and excluding the one-time tax benefit, the effective tax rate was 23.9 percent.

2022 Guidance
ITW is maintaining its full-year GAAP EPS guidance of $9.00 to $9.40 per share. Based on current levels of demand, the company is projecting full-year revenue growth in the range of six to nine percent, with organic growth of seven to ten percent. At current foreign exchange rates, currency translation is projected to reduce revenue by four percent and EPS by approximately $(0.35). The acquisition of MTS is expected to add three percent to revenue. Operating margin is forecasted to be in the range of 24 to 25 percent, with enterprise initiatives contributing approximately 100 basis points and price/cost margin dilution impact of (100) basis points. Price is projected to exceed input cost inflation on a dollar-for-dollar basis. The expected free cash flow conversion rate is unchanged at 85 to 95 percent of net income, and the company is on pace to repurchase $1.5 billion of its own shares. The projected effective tax rate is 22 to 23 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the duration and potential effects of the COVID-19 pandemic and global supply chain challenges, related government actions and the company’s strategy in response thereto on the company’s business, expected impact of inflation including raw material inflation, enterprise initiatives, future financial and operating performance, free cash flow and free cash flow conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, diluted income per share, restructuring expenses and related benefits, expected dividend payments, expected repatriation of overseas cash, after-tax return on invested capital, effective tax rates, exchange rates, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, potential acquisitions and divestitures and related impact on financial results, including statements with respect to the impact of the 2021 acquisition of the MTS Test & Simulation business, and the company’s 2022 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2021 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.5 billion in 2021. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2022	2021	2022	2021
Operating Revenue	$4,011	$3,676	$7,950	$7,220
Cost of revenue	2,392	2,163	4,749	4,202
Selling, administrative, and research and development expenses	659	588	1,311	1,154
Amortization and impairment of intangible assets	34	32	69	66
Operating Income	926	893	1,821	1,798
Interest expense	(47)	(52)	(95)	(104)
Other income (expense)	24	22	38	34
Income Before Taxes	903	863	1,764	1,728
Income Taxes	165	88	364	282
Net Income	$738	$775	$1,400	$1,446

Net Income Per Share:
Basic	$2.37	$2.46	$4.49	$4.58
Diluted	$2.37	$2.45	$4.48	$4.56

Cash Dividends Per Share:
Paid	$1.22	$1.14	$2.44	$2.28
Declared	$1.22	$1.14	$2.44	$2.28

Shares of Common Stock Outstanding During the Period:
Average	310.6	315.6	311.5	316.1
Average assuming dilution	311.5	316.9	312.6	317.4

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and equivalents	$879	$1,527
Trade receivables	3,109	2,840
Inventories	1,975	1,694
Prepaid expenses and other current assets	305	313
Assets held for sale	103	—
Total current assets	6,371	6,374

Net plant and equipment	1,736	1,809
Goodwill	4,870	4,965
Intangible assets	832	972
Deferred income taxes	498	552
Other assets	1,359	1,405
	$15,666	$16,077

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,525	$778
Accounts payable	679	585
Accrued expenses	1,562	1,648
Cash dividends payable	378	382
Income taxes payable	120	77
Liabilities held for sale	30	—
Total current liabilities	4,294	3,470

Noncurrent Liabilities:
Long-term debt	6,115	6,909
Deferred income taxes	632	654
Noncurrent income taxes payable	274	365
Other liabilities	972	1,053
Total noncurrent liabilities	7,993	8,981

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,464	1,432
Retained earnings	24,967	24,325
Common stock held in treasury	(21,382)	(20,636)
Accumulated other comprehensive income (loss)	(1,677)	(1,502)
Noncontrolling interest	1	1
Total stockholders' equity	3,379	3,626
	$15,666	$16,077

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2022
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$711	$101	14.3%
Food Equipment	614	152	24.7%
Test & Measurement and Electronics	696	157	22.5%
Welding	486	142	29.3%
Polymers & Fluids	496	125	25.1%
Construction Products	565	156	27.6%
Specialty Products	447	121	26.9%
Intersegment	(4)	—	—%
Total Segments	4,011	954	23.8%
Unallocated	—	(28)	—%
Total Company	$4,011	$926	23.1%

Six Months Ended June 30, 2022
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,471	$239	16.3%
Food Equipment	1,180	278	23.6%
Test & Measurement and Electronics	1,381	306	22.2%
Welding	936	281	30.0%
Polymers & Fluids	977	243	24.8%
Construction Products	1,116	292	26.2%
Specialty Products	899	241	26.8%
Intersegment	(10)	—	—%
Total Segments	7,950	1,880	23.6%
Unallocated	—	(59)	—%
Total Company	$7,950	$1,821	22.9%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2022 vs. Q2 2021 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	6.1%	25.0%	0.9%	22.1%	10.2%	15.1%	(1.7)%	10.4%
Acquisitions/Divestitures	—%	—%	17.8%	—%	—%	—%	—%	2.9%
Translation	(5.5)%	(5.4)%	(3.8)%	(1.3)%	(3.5)%	(6.0)%	(3.3)%	(4.2)%
Operating Revenue	0.6%	19.6%	14.9%	20.8%	6.7%	9.1%	(5.0)%	9.1%

Q2 2022 vs. Q2 2021 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	120 bps	480 bps	20 bps	290 bps	170 bps	220 bps	(20) bps	200 bps
Changes in Variable Margin & OH Costs	(300) bps	(200) bps	(260) bps	(220) bps	(400) bps	(220) bps	—	(220) bps
Total Organic	(180) bps	280 bps	(240) bps	70 bps	(230) bps	—	(20) bps	(20) bps
Acquisitions/ Divestitures	—	—	(330) bps	—	—	—	—	(50) bps
Restructuring/Other	(270) bps	(10) bps	10 bps	10 bps	10 bps	—	(10) bps	(50) bps
Total Operating Margin Change	(450) bps	270 bps	(560) bps	80 bps	(220) bps	—	(30) bps	(120) bps

Total Operating Margin % *	14.3%	24.7%	22.5%	29.3%	25.1%	27.6%	26.9%	23.1%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	40 bps	50 bps	200 bps	10 bps	210 bps	20 bps	60 bps	90 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.08) on GAAP earnings per share for the second quarter of 2022.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

1H 2022 vs. 1H 2021 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	2.5%	26.5%	4.3%	17.5%	11.5%	18.1%	(0.6)%	10.5%
Acquisitions/ Divestitures	—%	—%	17.9%	—%	—%	—%	—%	2.9%
Translation	(3.8)%	(4.2)%	(3.0)%	(1.0)%	(3.0)%	(5.0)%	(2.5)%	(3.3)%
Operating Revenue	(1.3)%	22.3%	19.2%	16.5%	8.5%	13.1%	(3.1)%	10.1%

1H 2022 vs. 1H 2021 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	520 bps	100 bps	230 bps	200 bps	260 bps	(10) bps	200 bps
Changes in Variable Margin & OH Costs	(390) bps	(310) bps	(340) bps	(170) bps	(380) bps	(410) bps	(60) bps	(300) bps
Total Organic	(350) bps	210 bps	(240) bps	60 bps	(180) bps	(150) bps	(70) bps	(100) bps
Acquisitions/Divestitures	—	—	(370) bps	—	—	—	—	(60) bps
Restructuring/Other	(180) bps	(10) bps	10 bps	—	—	10 bps	10 bps	(40) bps
Total Operating Margin Change	(530) bps	200 bps	(600) bps	60 bps	(180) bps	(140) bps	(60) bps	(200) bps

Total Operating Margin % *	16.3%	23.6%	22.2%	30.0%	24.8%	26.2%	26.8%	22.9%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	200 bps	10 bps	220 bps	10 bps	60 bps	90 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.17) on GAAP earnings per share for the first half of 2022.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2022	2021	2022	2021
Numerator:
Net Income	$738	$775	$1,400	$1,446
Discrete tax benefit related to the second quarter 2022	(51)	—	(51)	—
Discrete tax benefit related to the second quarter 2021	—	(112)	—	(112)
Interest expense, net of tax (1)	36	41	73	81
Other (income) expense, net of tax (1)	(18)	(17)	(29)	(26)
Operating income after taxes	$705	$687	$1,393	$1,389

Denominator:
Invested capital:
Cash and equivalents	$879	$2,058	$879	$2,058
Trade receivables	3,109	2,786	3,109	2,786
Inventories	1,975	1,400	1,975	1,400
Net assets held for sale	73	—	73	—
Net plant and equipment	1,736	1,767	1,736	1,767
Goodwill and intangible assets	5,702	5,374	5,702	5,374
Accounts payable and accrued expenses	(2,241)	(1,933)	(2,241)	(1,933)
Debt	(7,640)	(7,648)	(7,640)	(7,648)
Other, net	(214)	(283)	(214)	(283)
Total net assets (stockholders' equity)	3,379	3,521	3,379	3,521
Cash and equivalents	(879)	(2,058)	(879)	(2,058)
Debt	7,640	7,648	7,640	7,648
Total invested capital	$10,140	$9,111	$10,140	$9,111

Average invested capital (2)	$10,143	$8,926	$10,024	$8,864

Net income to average invested capital (3)	29.1%	34.8%	27.9%	32.6%
After-tax return on average invested capital (3)	27.8%	30.8%	27.8%	31.3%

(1) Effective tax rate used for interest expense and other (income) expense for the three months ended June 30, 2022 and 2021 was 23.9% and 23.0%, respectively. Effective tax rate used for interest expense and other (income) expense for the six months ended June 30, 2022 and 2021 was 23.5% and 22.7%, respectively.

(2) Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3) Returns for the three months ended June 30, 2022 and 2021 were converted to an annual rate by multiplying the calculated return by 4. Returns for the six months ended June 30, 2022 and 2021 were converted to an annual rate by multiplying the calculated return by 2.

A reconciliation of the tax rate for the three and six months ended June 30, 2022, excluding the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit, is as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022		June 30, 2022
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$165	18.3%	$364	20.7%
Discrete tax benefit related to the second quarter 2022	51	5.6%	51	2.8%
As adjusted	$216	23.9%	$415	23.5%

A reconciliation of the tax rate for the three and six months ended June 30, 2021, excluding the second quarter 2021 discrete tax benefit of $112 million related to a change in the U.K. income tax rate, is as follows:

	Three Months Ended		Six Months Ended
	June 30, 2021		June 30, 2021
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$88	10.1%	$282	16.3%
Discrete tax benefit related to the second quarter 2021	112	12.9%	112	6.4%
As adjusted	$200	23.0%	$394	22.7%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2021
Numerator:
Net income	$2,694
Discrete tax benefit related to the third quarter 2021	(21)
Discrete tax benefit related to the second quarter 2021	(112)
Interest expense, net of tax (1)	157
Other (income) expense, net of tax (1)	(40)
Operating income after taxes	$2,678

Denominator:
Invested capital:
Cash and equivalents	$1,527
Trade receivables	2,840
Inventories	1,694
Net plant and equipment	1,809
Goodwill and intangible assets	5,937
Accounts payable and accrued expenses	(2,233)
Debt	(7,687)
Other, net	(261)
Total net assets (stockholders' equity)	3,626
Cash and equivalents	(1,527)
Debt	7,687
Total invested capital	$9,786

Average invested capital (2)	$9,087

Net income to average invested capital	29.6%
After-tax return on average invested capital	29.5%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2021 was 23.0%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2021 effective tax rate excluding the third quarter 2021 discrete tax benefit of $21 million related to the utilization of capital losses and the second quarter 2021 discrete tax benefit of $112 million related to a change in the U.K. income tax rate, is as follows:

	Twelve Months Ended
	December 31, 2021
Dollars in millions	Income Taxes	Tax Rate
As reported	$632	19.0%
Discrete tax benefit related to the third quarter 2021	21	0.6%
Discrete tax benefit related to the second quarter 2021	112	3.4%
As adjusted	$765	23.0%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2022	2021	2022	2021
Net cash provided by operating activities	$501	$555	$824	$1,164
Less: Additions to plant and equipment	(81)	(78)	(155)	(146)
Free cash flow	$420	$477	$669	$1,018

Net Income	$738	$775	$1,400	$1,446

Net cash provided by operating activities to net income conversion rate	68%	72%	59%	80%
Free cash flow to net income conversion rate	57%	62%	48%	70%